TWI CABLE INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)
                                  Unaudited

                                                    June 30,    December 31,
                                                       1996          1995
ASSETS
Current assets
Cash and cash equivalents . . . . . . . .             13,880       14,994
Receivables, less allowances of $4,186
   and $2,434                                         19,843       17,410
Income tax receivable from Time Warner Inc.            5,356        3,296
Interest receivable from CVI. . . . . . .              6,578          --
Other current assets. . . . . . . . . . .              2,091        2,498

Total current assets. . . . . . . . . . .             47,748       38,198

Investments . . . . . . . . . . . . . . .            961,002      956,146
Note receivable from CVI. . . . . . . . .          1,500,000           --
Property, plant and equipment, net. . . .            315,774      304,500
Cable television franchises, net. . . . .          1,301,430    1,336,361
Goodwill, net . . . . . . . . . . . . . .            571,404      578,730
Other assets. . . . . . . . . . . . . . .              9,254       16,890

Total assets. . . . . . . . . . . . . . .         $4,706,612   $3,230,825

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable. . . . . . . . . . . . .         $   11,545   $   21,438
Accrued expenses. . . . . . . . . . . . .             69,263       61,020
Subscriber advance payments and deposits.              8,748        4,449

Total current liabilities . . . . . . . .             89,556       86,907

Note payable to Time Warner . . . . . . .          1,291,275           --
Other long-term debt . . . . . . . . . . .         1,500,000    1,265,000
Deferred income taxes . . . . . . . . . .            863,208      879,352
Other noncurrent liabilities. . . . . . .                646        2,002

Shareholder's equity
Common stock, no par value, 200 shares authorized,
 100 shares issued and outstanding . . . .                --           --
Paid-in capital . . . . . . . . . . . . .          1,033,250    1,033,250
Accumulated deficit . . . . . . . . . . .            (71,323)     (35,686)

Total shareholder's equity. . . . . . . .            961,927      997,564

Total liabilities and shareholder's equity.       $4,706,612   $3,230,825

See accompanying notes.

                              TWI CABLE INC.
                   CONSOLIDATED STATEMENT OF OPERATIONS
                          (Dollars in Thousands)
                                Unaudited

                                                Six Months Ended June 30,
                                                      1996       1995

Revenues. . . . . . . . . . . . . . . . .       $  149,609   $ 139,440

Costs and expenses
 Operating and programming*. . . . . . .            59,842      53,916
 Selling, general and administrative*. .            31,241      34,370
 Depreciation and amortization. . . . . .           82,839      45,423
      Total costs and expenses.                    173,922     133,709

Operating income (loss).  . . . . . . . .          (24,313)      5,731

Equity in income of investees . . . . . .           21,780      15,128
Interest expense, net** . . . . . . . . .          (52,075)    (68,593)
Other expense . . . . . . . . . . . . . .              --         (854)

Loss before income taxes. . . . . . . . .          (54,608)    (48,588)

Income tax benefit. . . . . . . . . . . .           18,971      13,889

Net loss. . . . . . . . . . . . . . . . .         $(35,637)  $ (34,699)

 * Includes the following (expenses) income
   resulting from transactions with
   affiliates (Note 4). . . . . . .               $ (9,200)  $     900

 **Includes interest income (expense)
   with affiliates (Note 4)                       $ 32,600   $ (41,000)


See accompanying notes.

                              TWI CABLE INC.
                   CONSOLIDATED STATEMENT OF CASH FLOWS
                           (Dollars in Thousands)
                                Unaudited

                                                  Six Months Ended June 30,
                                                      1996         1995

OPERATING ACTIVITIES:
Net loss. . . . . . . . . . . . . . . . .       $  (35,637)    $  (34,699)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation an amortization. . . . . .           82,839         45,423
  Equity income of investees. . . . . . .          (21,780)       (15,128)
  Deferred income taxes . . . . . . . . .          (16,144)        (2,852)
  Changes in operating assets and
     liabilities . . .                              (1,357)        32,722

Net cash provided by operating activities.           7,921         25,466

INVESTING ACTIVITIES
Purchases of property, plant and equipment.        (35,310)      (46,103)
Loan to CVI . . . . . . . . . . . . . . .       (1,500,000)           --
Other investments . . . . . . . . . . . .               --           834

Net cash used in investing activities . .       (1,535,310)      (45,269)

FINANCING ACTIVITIES
Borrowings. . . . . . . . . . . . . . . .        2,817,550        60,600
Debt repayments . . . . . . . . . . . . .       (1,291,275)      (40,797)

Net cash provided by financing activities.       1,526,275        19,803

DECREASE IN CASH AND EQUIVALENTS. . . . .           (1,114)           --

CASH AND EQUIVALENTS AT BEGINNING OF YEAR.          14,994            --

CASH AND EQUIVALENTS AT END OF PERIOD . .       $   13,880      $     --


Supplemental disclosure of cash flow information:
Cash paid during the period:
 Interest (net of amount capitalized) . .       $   33,478    $   23,218
 Income taxes . . . . . . . . . . . . . .       $      589    $      345


See accompanying notes.

                              TWI Cable Inc.
                Notes to Consolidated Financial Statements
                                Unaudited

1. Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

TWI Cable Inc. ("TWI Cable") is a direct wholly-owned subsidiary of Time Warner Inc. ("Time Warner"). On July 6, 1995
("Acquisition Date"), Time Warner acquired KBLCOM Incorporated ("KBLCOM"), which owns cable television systems serving approximately 700,000 subscribers, and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving an additional 978,000 subscribers, from Houston Industries Incorporated ("HII"). Time Warner changed the name of KBLCOM to TWI Cable Inc. on the Acquisition Date.

Time Warner's acquisition of KBLCOM was accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated balance sheets and the accompanying statements of operations and cash flows for the six months ended June 30, 1996 of TWI Cable reflect Time Warner's cost to acquire KBLCOM of approximately $1.033 billion allocated to the net assets acquired in proportion to their respective fair values as follows: investments-$950 million; cable television franchises-$1.366 billion; goodwill-$586 million; other current and non-current assets-$289 million; long-term debt-$1.213 billion; deferred income tax liabilities-$895 million; and other liabilities-$50 million. Pursuant to the KBLCOM Acquisition, KBLCOM was recapitalized and the new capital structure consists of 100 shares of common stock with a $1 par value issued to Time Warner. The consolidated statements of operations and cash flows for the six months ended June 30, 1995 reflect KBLCOM's historical basis of accounting.

The accompanying financial statements are unaudited, but in the opinion of management, contain all the adjustments, consisting of those of a normal recurring nature, considered necessary to present fairly the financial position, the results of operations, and the cash flows for the periods presented in conformity with generally accepted accounting principles applicable to interim periods. Results for the interim periods are not necessarily indicative of the results to be expected for a full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995. Certain reclassifications have been made to the 1995 financial statements to conform to 1996 presentation.

The cable television business of TWI Cable consists primarily of operating cable television systems that distribute television programming to subscribers for a monthly fee. TWI Cable operates in various regions of California, Texas, Minnesota, and Oregon under non-exclusive franchise agreements which expire at different times through the year 2010. Paragon's cable television systems operate in various regions of New York, California, Texas, and Florida.

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The adoption of FAS 121 did not have a material effect on TWI Cable's financial statements.


2. Investments
                                           June 30,       December 31,
                                             1996            1995
                                                (In Thousands)

Equity method investments                  $952,781         $947,925
Cost method investments                       8,221            8,221
                                           $961,002         $956,146


TWI Cable's 50% investment in Paragon is accounted for using the equity method. A summary of combined financial information as reported by Paragon is set forth below:

                                        Six Months ended June 30,
                                            1996        1995
                                              (In Thousands)

Revenues                                   $200,014         $177,856
Operating income                             43,560           39,589
Net income                                   44,161           46,556
Current assets                               58,815           40,249
Total assets                                706,703          655,606
Current liabilities                          62,436           78,328
Long-term debt                                   --          226,000
Total liabilities                            62,436          304,328


At June 30, 1996, TWI Cable's investment in Paragon exceeded the share of underlying net assets of Paragon by $622 million as a result of the allocation of Time Warner's cost to acquire KBLCOM
(see Note 1). The excess is being amortized using the straight-line method over 20 years.


3. Debt

TWI Cable has a five-year revolving credit facility ("Credit Agreement") which permits borrowings of up to $4 billion subject to certain limitations and adjustments, with no scheduled reduction in credit availability prior to maturity. Borrowings bear interest at LIBOR plus a margin of 87.5 basis points, which margin will vary based on TWI Cable's credit rating or financial leverage. TWI Cable is required to pay a commitment fee ranging from .2% to .35% per annum on the unused portioned of its commitment. TWI Cable may also be required to pay an annual facility fee equal to .1875% of the entire amount of its commitment, depending on the level of its financial leverage in any given year. The Credit Agreement contains certain covenants relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from TWI Cable to its affiliates.

On January 4, 1996, TWI Cable borrowed $1.5 billion under the Credit Agreement and loaned such proceeds to Cablevision Industries Corporation ("CVI"), a direct wholly-owned subsidiary of Time Warner, under the same terms set forth in the Credit Agreement. CVI reimburses TWI Cable on a monthly basis for the related interest expense.

During the second quarter of 1996, TWI Cable borrowed approximately $1.3 billion from Time Warner under the same terms set forth in the Credit Agreement and used such proceeds to pay down indebtedness under the Credit Agreement.

Interest expense including amortization of deferred financing costs amounted to $52.1 million for the six month period ended June 30, 1996. Prior to the Acquisition Date, interest expense was charged to KBLCOM on various notes payable to HII. Such interest expense aggregated $41 million for the six months ended June 30, 1995.


4. Related Party Transactions

The 1996 statement of operations includes interest income of $47.6 million from a note receivable from CVI and interest expense of $15 million from a note payable to Time Warner for the six month period ended June 30, 1996. Prior to the Acquisition Date, interest expense was charged to KBLCOM on various notes payable to HII. Such interest expense aggregated $41 million for the six months ended June 30, 1995.

The 1996 statement of operations also includes charges for programming and promotional services provided by Home Box Office and Cinemax, affiliates of Time Warner Entertainment Company, L.P. ("TWE") a limited partnership in which certain subsidiaries of Time Warner are the general partners. These charges are based upon customary rates. The total charges for the programming costs and expenses aggregated $6.6 million for the six month period ended June 30, 1996.

Time Warner Cable ("TWC"), a division of TWE, manages the operations of TWI Cable for a management fee. Such fees charged to TWI Cable by TWE aggregated $3.6 million for the six months ended June 30, 1996. TWI Cable also receives management fees from Paragon for various services. Such fees received by TWI Cable aggregated $1.0 and $.9 million for the six month periods ended June 30, 1996 and 1995, respectively.


5. Commitments and Contingencies

Pending legal proceedings are substantially limited to litigation incidental to the business of TWI Cable. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the financial statements.


6.  Subsequent Event

Effective October 1, 1996, all of the capital stock of each of TWI Cable and Summit Communications Group, Inc. ("Summit"), each formerly a direct wholly-owned subsidiary of Time Warner, was contributed to CVI, whereupon (i) TWI Cable was renamed TW/KBLCOM Inc., and (ii) CVI was renamed TWI Cable Inc. and assumed all the outstanding borrowings and other obligations and rights of TWI Cable under the Credit Agreement. Prior to such time, certain subsidiaries of CVI guaranteed TWI Cable's obligations under the Credit Agreement.

                       Report of Independent Auditors

                        To the Board of Directors of
                              Time Warner Inc.

We have audited the consolidated balance sheet of TWI Cable Inc. (Formerly KBLCOM Incorporated) as of December 31, 1995, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the periods from January 1, 1995 through July 5, 1995 and from July 6, 1995 (date of change in accounting basis - Note 1) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TWI Cable Inc. at December 31, 1995, and the consolidated results of its operations and its cash flows for the periods from January 1, 1995 through July 5, 1995 and from July 6, 1995 (date of change in accounting basis - Note 1) through December 31, 1995 in conformity with generally accepted accounting principles.

                                         ERNST & YOUNG LLP

October 4, 1996
New York, New York

                         TWI CABLE INC.
                   CONSOLIDATED BALANCE SHEET
                     (Dollars in Thousands)

                                                         December 31, 1995
ASSETS
Current assets
Cash and cash equivalents . . . . . . . . . . .           $    14,994
Receivables, less allowances of $2,434. . . . .                17,410
Income tax receivable from Time Warner Inc. . .                 3,296
Other current assets. . . . . . . . . . . . . .                 2,498

Total current assets. . . . . . . . . . . . . .                38,198

Investments . . . . . . . . . . . . . . . . . .               956,146

Property, plant and equipment, less accumulated
  depreciation of $16,903 . . . . . . . . . . .               304,500
Cable television franchises, less accumulated
  amortization of $34,424 . . . . . . . . . . .             1,336,361
Goodwill, net of accumulated amortization of $7,326           578,730
Other intangible assets, net of accumulated
  amortization of $1,787. . . . . . . . . . . .                16,159
Other noncurrent assets . . . . . . . . . . . .                   731

Total assets  . . . . . . . . . . . . . . . . .           $ 3,230,825


LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable. . . . . . . . . . . . . . . .           $    21,438
Accrued expenses  . . . . . . . . . . . . . . .                65,469

Total current liabilities . . . . . . . . . . .                86,907

Long-term debt. . . . . . . . . . . . . . . . .             1,265,000
Deferred income taxes . . . . . . . . . . . . .               879,352
Other noncurrent liabilities. . . . . . . . . .                 2,002

Shareholder's equity
Common stock, no par value, 200 shares authorized,
  100 shares issued and outstanding . . . . . .                     -
Paid-in capital . . . . . . . . . . . . . . . .             1,033,250
Accumulated deficit. . . . . . . . . . . . . .                (35,686)

Total shareholder's equity . . . . . . . . . .                997,564

Total liabilities and shareholder's equity . .           $  3,230,825

See accompanying notes.

                                TWI CABLE INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                           (Dollars in Thousands)

                                                       1995
                                            Period from      Period from
                                            January 1,       July 6,
                                            through          through
                                            July 5           December 31

Revenues . . . . . . . . . . . . . .       $   143,898       $  137,660

Costs and expenses:
  Operating and programming*. . . . .           55,008           55,578
  Selling, general, and administrative*         35,950           32,012
  Depreciation and amortization . . .           46,422           80,263
      Total costs and expenses. . . . .        137,380          167,853

Operating income (loss) . . . . . .              6,518          (30,193)

Equity in income of investees . . .             15,130           21,089
Interest expense, net** . . . . . .            (69,914)         (45,552)
Other . . . . . . . . . . . . . . .               (854)               -
Loss before income tax benefit. . .            (49,120)         (54,656)

Income tax benefit. . . . . . . . .             13,888           18,970

Net loss. . . . . . . . . . . . . .        $   (35,232)       $ (35,686)

*  Includes the following income (expenses)
   resulting from transactions with
   affiliates (Note 6). . . .              $       900        $  (7,800)

**Includes interest expense with
  affiliates (Note 6). . . . . . . .       $   (41,000)       $      --


See accompanying notes.

                              TWI CABLE INC.
                      CONSOLIDATED STATEMENT OF CHANGES
                           IN SHAREHOLDER'S EQUITY
                           (Dollars in Thousands)

                                       Additional                 Total
                             Common    Paid-in      Accumulated  Shareholder's
                              Stock    Capital      Deficit      Equity

Balance, December 31, 1994   $   1    $  388,876   $  (641,427)   $ (252,550)
Net loss for the period
 January 1, 1995
 through July 5, 1995           --            --       (35,232)      (35,232)
Balance, July 5, 1995            1       388,876      (676,659)     (287,782)

KBLCOM Acquisition:
 Elimination of shareholder's
  equity at July 6, 1995        (1)     (388,876)      676,659       287,782
 Issuance of 100 shares of
  common stock to Time Warner   --     1,033,250            --     1,033,250

Net loss for the period
  July 6, 1995 through
  December 31, 1995             --            --       (35,686)      (35,686)

Balance, December 31, 1995    $ --    $1,033,250    $  (35,686)  $   997,564


See accompanying notes.

                                TWI CABLE INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Dollars in Thousands)

                                                          1995
                                                Period from      Period from
                                                 January 1,        July 6,
                                                  through          through
                                                   July 5        December 31

Cash flows from operating activities:
Net loss . . . . . . . . . . . . . .             $ (35,232)   $   (35,686)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
 Depreciation and amortization . . .                46,422         80,263
 Equity in income of investees . . .               (15,130)       (21,089)
 Deferred income taxes. . . . . . .                 (2,853)       (18,970)
  Changes in operating assets and
  liabilities:
     Accounts receivable and other
     current assets                                   (458)         3,196
     Accounts payable and accrued expenses          31,596         21,050
     Other                                           1,131         (5,869)
Net cash provided by operating activities           25,476         22,895

Cash flows from investing activities:
Capital expenditures . . . . . . . .               (46,113)       (47,558)
Investments. . . . . . . . . . . . .                   834       (102,250)
Net cash used in investing activities              (45,279)      (149,808)

Cash flows from financing activities:
Borrowings . . . . . . . . . . . . .                60,600      1,315,000
Debt repayments. . . . . . . . . . .               (40,797)    (1,155,226)
Other. . . . . . . . . . . . . . . .                    --        (17,867)
Net cash provided by financing activities           19,803        141,907

Net increase in cash and cash equivalents               --         14,994
Cash and cash equivalents at beginning of period        --             --
Cash and cash equivalents at end of period        $     --     $   14,994

Supplemental cash flow disclosure:
 Interest paid . . . . . . . . . . .              $ 32,128     $   42,728
 Income taxes paid . . . . . . . . .              $    345     $      120


See accompanying notes.

                                TWI Cable Inc.
                  Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

TWI Cable Inc. ("TWI Cable") is a direct wholly-owned subsidiary of Time Warner Inc. ("Time Warner"). On July 6, 1995 ("Acquisition Date"), Time Warner acquired KBLCOM Incorporated ("KBLCOM"), which owns cable television systems serving approximately 700,000 subscribers, and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving an additional 978,000 subscribers, from Houston Industries Incorporated ("HII"). Time Warner changed the name of KBLCOM to TWI Cable Inc. on the Acquisition Date.

Time Warner's acquisition of KBLCOM ("KBLCOM Acquisition") was accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated balance sheet, and statements of operation, changes in shareholder's equity, and cash flows for the period from the Acquisition Date through December 31, 1995 of TWI Cable reflect Time Warner's cost to acquire KBLCOM of approximately $1.033 billion allocated to the net assets acquired in proportion to their respective fair values as follows: investments-$950 million; cable television franchises-$1.366 billion; goodwill-$586 million; other current and noncurrent assets-$289 million; long-term debt-$1.213 billion; deferred income tax liabilities-$895 million; and other liabilities-$50 million. Pursuant to the KBLCOM Acquisition, KBLCOM was recapitalized and the new capital structure consists of 100 shares of common stock with a $1 par value issued to Time
Warner. The consolidated statements of operations, changes in shareholder's equity and cash flows for the period from January 1, 1995 through July 5, 1995 reflect KBLCOM's historical basis of accounting. Certain reclassifications have been made to the financial statements for the period from the Acquisition Date through December 31, 1995 to conform to the presentation for the period from January 1, 1995 through July 5, 1995.

The cable television business of TWI Cable consists primarily of operating cable television systems that distribute television programming to subscribers for a monthly fee. TWI Cable operates in various regions of California, Texas, Minnesota, and Oregon under non-exclusive franchise agreements which expire at different times through the year 2010. Paragon's cable television systems operate in various regions of New York, California, Texas, and Florida.

Basis of Consolidation and Accounting for Investments

The consolidated financial statements include 100% of assets, liabilities, revenues, expenses, income, loss and cash flows of TWI Cable and all companies in which TWI Cable has a controlling voting interest ("subsidiaries"), as if TWI Cable and its subsidiaries were a stand alone company. Significant intercompany accounts and transactions between the consolidated companies have been eliminated.

Investments in companies in which TWI Cable has significant influence but less than a controlling voting interest, are accounted for using the equity method. Under the equity method, only TWI Cable's investment in and amounts due to and from the equity investee are included in the consolidated balance sheet. In addition, only TWI Cable's share of the investee's earnings is included in the consolidated operating results, and only the dividends, cash distributions, loans or other cash received from the investee, less any additional cash investment, loan repayment or other cash paid to the investee are included in the consolidated statement of cash flows. Amortization of the acquisition cost in excess of the book value of equity method investments is included in amortization.

Property, Plant and Equipment

Additions to property, plant and equipment are recorded at cost which includes material, labor, overhead and interest.
Depreciation is provided on the straight-line basis over the estimated useful lives as follows:

     Buildings and improvements . . . .  5-20 years
     Distribution system. . . . . . . .  5-25 years
     Vehicles and other equipment . . .  3-10 years

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121") effective for fiscal years beginning after December 15, 1995. The new rules establish standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The adoption of FAS 121 did not have a material effect on TWI Cable's financial statements.

Intangible Assets

TWI Cable has recorded the acquisition cost in excess of the fair market value of its tangible assets and liabilities as cable television franchises and goodwill. Such amounts are being amortized over periods ranging from 8 to 40 years on a straight-line basis.

TWI Cable separately reviews the carrying value of intangible assets for each acquired entity on a periodic basis to determine whether an impairment may exist. TWI Cable considers relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of intangibles can be recovered. Upon a determination that the carrying value of the intangible assets will not be recovered from the undiscounted future cash flows of the acquired business, the carrying value of such intangible assets would be considered impaired and will be reduced by a charge to operations in the amount of the impairment. Impairment is measured as any deficiency in estimated undiscounted future cash flows of the acquired business to recover the carrying value related to the intangible assets.

Franchise Costs

Costs incurred to acquire and renew franchises are deferred and amortized on the straight-line basis over periods ranging up to forty years.

Advertising

Advertising costs are expensed upon release of the advertisement.
Advertising expense amounted to $2.4 and $3.7 million for the periods from January 1, 1995 through July 5, 1995 and from July
6, 1995 through December 31, 1995, respectively.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash and have maturities of three months or less when purchased.

Income Taxes

Income taxes are provided using the liability method prescribed by FASB Statement No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes reflect tax carry forwards and the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

Realization of net operating loss and investment tax credit carry forwards which were acquired in acquisitions are accounted for as a reduction of goodwill.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.


2. Investments
                                           December 31, 1995
                                             (In Thousands)

Equity method investments                       $947,925
Cost method investments                            8,221
                                                $956,146

TWI Cable's 50% investment in Paragon is accounted for using the equity method. A summary of combined financial information as reported by Paragon is set forth below:

                                               Year ended
                                           December 31, 1995
                                             (In Thousands)

Revenues                                        $367,549
Operating income                                  84,387
Net income                                        90,884
Current assets                                    38,207
Total assets                                     667,391
Current liabilities                               67,285
Total liabilities                                 67,285

At December 31, 1995, TWI Cable's investment in Paragon exceeded the share of underlying net assets of Paragon by $638 million as a result of the allocation of Time Warner's cost to acquire KBLCOM (see Note 1). The excess is being amortized using the straight-line method over 20 years.


3. Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                             December 31, 1995
                                               (In Thousands)

Land and buildings                              $  6,159
Distribution system                              252,979
Vehicles and other equipment                      61,676
Construction in progress                             589
                                                 321,403
Less accumulated depreciation                     16,903
                                                $304,500

4. Debt

TWI Cable has a five-year revolving credit facility ("Credit Agreement") which permits borrowings of up to $4 billion subject to certain limitations and adjustments, with no scheduled reduction in credit availability prior to maturity. Borrowings bear interest at LIBOR plus a margin ranging from 50 to 87.5 basis points, which margin will vary based on TWI Cable's credit rating or financial leverage. TWI Cable is required to pay a commitment fee ranging from .2% to .35% per annum on the unused portion of its commitment. TWI Cable may also be required to pay an annual facility fee equal to .1875% of the entire amount of its commitment, depending on the level of its financial leverage in any given year. The Credit Agreement contains certain covenants relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from TWI Cable to its affiliates.

In July 1995, TWI Cable borrowed approximately $1.2 billion under the credit facility to refinance certain indebtedness assumed or incurred in the KBLCOM Acquisition ("KBLCOM Debt Refinancing "). At December 31, 1995, the effective interest rate for the amounts outstanding under the Credit Agreement was 6.815%. TWI Cable's long term debt at December 31, 1995 of $1.265 billion approximates its fair value.

Prior to the KBLCOM Acquisition, KBLCOM had approximately $1.2 billion of debt comprised of the following debt instruments which were all paid off in connection with the KBLCOM Debt Refinancing:

A. KBL Cable Senior Bank Credit Facility. KBL Cable, Inc. ("KBL Cable"), a subsidiary of KBLCOM, was a party to a $475.2 million revolving credit and letter of credit facility agreement with annual mandatory commitment reductions (which may have required principal payments). Loans had generally borne interest at an interest rate of London Interbank Offered Rate plus an applicable margin. The effective interest rate was approximately 5.9% at July 5, 1995. The credit facility included restrictions on dividends and sales of assets and limitations on total indebtedness. The amount of indebtedness outstanding at July 5, 1995 was $339 million.

B. KBL Cable Senior and Senior Subordinated Notes. As of July 5, 1995, KBL Cable had outstanding $54.7 million of 10.95% senior notes and $70.1 million of 11.30% senior subordinated notes. The agreement under which the notes were issued contained restrictions and covenants similar to those contained in the KBL Cable Senior Bank Credit Facility.

C. Notes payable to Parent. In October 1993, all the outstanding shares of preferred stock and dividends in arrears thereon were exchanged by HII for notes payable totaling $344 million. KBLCOM also declared a common stock dividend totaling $350 million and issued HII a note for the same amount. The notes bore interest at the prime rate (8.75% as of July 5, 1995) plus 3% and had no stated maturity or required principal amortization.

Interest expense including amortization of deferred financing costs amounted to $69.9 million for the period January 1, 1995 through July 5, 1995, and $47.6 million for the period from July
6, 1995 through December 31, 1995.

On January 4, 1996, TWI Cable borrowed $1.473 billion under the
Credit Agreement and loaned such proceeds to Cablevision
Industries Corporation ("CVI"), a direct wholly owned subsidiary of Time Warner, under the same terms set forth in the Credit
Agreement.


5. Income Taxes

As of July 6, 1995 TWI Cable is included in the consolidated
Federal Income Tax Return of Time Warner. Prior to the KBLCOM Acquisition, KBLCOM was included in the Consolidated Federal Income Tax Return of HII. The provision for the income taxes has been calculated on a separate company basis. Current and deferred income tax benefits (expense) provided are as follows:

                                    Period from          Period from
                                    January 1, 1995      July 6,
                                    through              through
                                    July 5, 1995         December 31, 1995
                                             (In Thousands)
Current:
   Federal                             $  4,961             $  2,640
   State                                   (345)                 656
Deferred:
   Federal                               10,422               12,554
   State                                 (1,150)               3,120
Total                                  $ 13,888             $ 18,970

The difference between the income tax benefit at the U.S. federal statutory income tax rate and the income tax benefit provided are set forth below:

                                     Period from         Period from
                                     January 1, 1995     July 6,
                                     through             through
                                     July 5, 1995        December 31, 1995
                                               (In Thousands)

Tax benefit on loss at U.S. federal
   statutory rate                          $17,192            $19,128
State and local taxes, net                    (971)             2,454
Nondeductible goodwill amortization         (2,316)             2,608)
Other                                          (17)                (4)
Total                                      $13,888            $18,970

Significant components of TWI Cable's net deferred tax liabilities are as follows:

                                                December 31, 1995
                                                 (In Thousands)

Allowance                                              $2,450
Tax carry forwards                                     31,225
Valuation allowance                                   (31,225)
Deferred tax assets                                     2,450
Amortization and depreciation                         881,802
Deferred tax liabilities                              881,802
Net deferred tax liabilities                         $879,352

As of December 31, 1995, TWI Cable has net operating loss carry forwards for federal income tax purposes, subject to Internal Revenue Service review, of approximately $41.1 million, which expire in 1996 through 2008 if not utilized. A portion of the net operating losses are restricted during the carry forward period due to limitations imposed by the federal taxing authority. TWI Cable also has investment tax credit carry forwards for federal income tax purposes of approximately $15 million, which expire in 1996 through 2003 if not utilized. For financial reporting purposes, a valuation allowance of $31.2 million has been recognized to offset the deferred tax assets related to TWI Cable's tax carry forwards.


6. Related Party Transactions

The statement of operations for the period from July 6, 1995 through December 31, 1995 includes charges for programming and promotional services provided by Home Box Office and Cinemax, affiliates of Time Warner Entertainment Company, L.P. ("TWE") a limited partnership in which certain subsidiaries of Time Warner are the general partners. These charges are based upon customary rates. The total charges for programming costs and expenses aggregated $6.2 million for the period from July 6, 1995 through December 31, 1995.

Time Warner Cable ("TWC"), a division of TWE, manages the operations of TWI Cable for a management fee. Such fees charged to TWI Cable by TWE aggregated $2.5 million for the period from July 6, 1995 through December 31, 1995. TWI Cable also receives management fees from Paragon for various services. Such fees received by TWI Cable aggregated $0.9 million for each of the periods from January 1, 1995 through July 5, 1995 and July 6, 1995 through December 31, 1995, respectively.

Prior to the KBLCOM Acquisition, interest expense was charged to KBLCOM on various notes payable to HII (see note 4). For the period from January 1, 1995 through July 5, 1995, interest expense aggregated $41 million.


7. Benefit Plans

Prior to the KBLCOM Acquisition, KBLCOM had a noncontributory defined benefit retirement plan (the "Plan") covering substantially all employees. The Plan provided retirement benefits based on years of service and compensation. The funding policy of KBLCOM was to contribute amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. The assets of the Plan consisted principally of high-quality, interest-bearing obligations. Effective with the KBLCOM Acquisition, TWI Cable froze participation in the Plan and merged with the Time Warner Cable Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan. Benefits under the Pension Plan are determined based on formulas which reflect the employees' years of service and compensation levels during their employment period. Total aggregate pension cost under both plans for the year ended December 31, 1995 was $942,000.

Prior to the KBLCOM Acquisition, KBLCOM also participated in an HII savings plan ("the HII Plan") covering substantially all employees. The HII Plan allowed only pretax contributions in amounts not to exceed 10% of an employee's annualized compensation and no withdrawal of pretax contributions because of legal restrictions. The employer matched 70% of the 6% of annualized compensation contributed by the employee subject to a vesting schedule which entitled the employee to a percentage of the matching contributions, depending on years of service. Following the KBLCOM Acquisition, the HII Plan was amended to provide for full vesting for all KBLCOM participants, KBLCOM terminated its participation in the HII Plan and TWI Cable enrolled in the Time Warner Cable Employees Savings Plan (the "Savings Plan"). TWI Cable's contributions to the Savings Plan can represent up to 6.67% of the employees' compensation during the plan year. TWE's Board of Representatives has the right in any year to set the maximum amount of TWI Cable's annual contribution. Defined contribution plan expense for the period from January 1 through July 5, 1995 approximated $740,000. Defined contribution plan expense under both plans for the period from July 6, 1995 through December 31, 1995 was $806,000.

The Pension Plan and the Savings Plan are administered by a committee appointed by the Board of Representatives of TWE and cover substantially all employees.

In anticipation of the change in ownership control of KBLCOM, certain agreements were established in 1994 to provide incentives for continued employment and to provide severance benefits, including medical, to certain executives and employees. The agreements include the incentive bonus plan and retention agreements (collectively, known as the "HII Incentive and Retention Agreements"). A $3.8 million liability for the HII Incentive and Retention Agreements was recorded at December 31, 1994. The effective dates of the HII Incentive and Retention Agreements varied and events triggering payment included the earlier of an effective change of ownership control, termination without cause or, in the case of the Incentive Bonus Plan, September 1, 1996. The entire $3.8 million liability balance was paid off in connection with the KBLCOM Acquisition.


8. Commitments and Contingencies

Future minimum rental payments required under noncancelable operating leases are as follows (in thousands):

          1996           $2,443
          1997            1,973
          1998            1,484
          1999            1,206
          2000            1,444
     Thereafter           3,704
                       ___________
         Total          $12,254

Rental expense for all operating leases, principally pole rental fees and office rentals, aggregated $1.8 million and $2.0 million for the periods from January 1, 1995 through July 5, 1995 and from July 6, 1995 through December 31, 1995, respectively.

Pending legal proceedings are substantially limited to litigation incidental to the business of TWI Cable. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the financial statements of TWI Cable.

In exchange for certain flexibility in establishing cable rate pricing structures for regulated services that went into effect on January 1, 1996 and consistent with TWC's long term strategic plan, TWC has agreed with the Federal Communications Commission (the"FCC") to invest a total of $4 billion in capital costs in connection with the upgrade of its cable infrastructure, which is expected to be substantially completed over the next five years. The agreement with the FCC covers all of the cable operations of TWC, including the owned cable television systems of TWI Cable and the other owned or managed cable television systems of Time Warner and TWE. TWI Cable expects that a portion of its cable television systems will be upgraded in connection with this agreement. Including Time Warner's acquisition of CVI, which was consummated on January 4, 1996, TWC owns or manages a total of approximately 11.7 million subscribers, of which approximately 700,000 subscribers are owned by TWI Cable.


9.  Subsequent Event

Effective October 1, 1996, all of the capital stock of each of TWI Cable and Summit Communications Group Inc. ("Summit"), each formerly a direct wholly-owned subsidiary of Time Warner, was contributed to CVI, whereupon (i) TWI Cable was renamed TW/KBLCOM Inc., and (ii) CVI was renamed TWI Cable, Inc. and assumed all the outstanding borrowings and other obligations and rights of TWI Cable under the Credit Agreement. Prior to such time, certain subsidiaries of CVI guaranteed TWI Cable's obligations under the Credit Agreement.